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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            VISION TWENTY-ONE, INC.
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             (Exact name of registrant as specified in its charter)

                     FLORIDA                             59-3384581
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             (State of incorporation                   (IRS Employer
                or organization)                     Identification No.)



              7209 BRYAN DAIRY ROAD
                 LARGO, FLORIDA                            34647
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED

                  None                                       None
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value
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                                (Title of Class)



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                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Vision Twenty-One, Inc., a Florida corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 58 of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 13, 1997, and the amendments to the Registration Statement, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

                                         DESCRIPTION

       1. Specimen of Certificate representing Registrant's Common Stock. This document was filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1, Registration No. 333-29213, filed June 13, 1997 (the "Registration Statement"), and is hereby incorporated herein by reference.

       2.1 Restated Articles of Incorporation of Registrant. This document was filed as Exhibit 3.1 to the Registrant's Registration Statement and is hereby incorporated by reference.

       2.2 Bylaws of Registrant. This document was filed as Exhibit 3.2 to the Registrant's Registration Statement and is hereby incorporated by reference.





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VISION TWENTY-ONE, INC.



                                        By:       /S/ THEODORE N. GILLETTE
                                           -----------------------------------
                                                  Theodore N. Gillette
                                                  Chief Executive Officer




Dated:  August 12, 1997





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